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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 4, 1999

                        FIRST PLACE FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)



      New Mexico                   0-25956                  85-0317365
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(State or other          (Commission File Number)        (I.R.S. Employer
Jurisdiction of                                           Identification
 Incorporation                                                Number)



                                100 East Broadway
                          Farmington, New Mexico 87401
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                    (Address of principal executive offices)


                                 (505) 324-9500
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              (Registrant's telephone number, including area code)



                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.           OTHER EVENTS.

         On August 4, 1999, First Place Financial Corporation, Farmington, New Mexico ("First Place"), entered into an Agreement and Plan of Reorganization with Wells Fargo & Company ("Wells Fargo") providing for the merger of a wholly owned subsidiary of Wells Fargo with and into First Place. As a result of the merger, Wells Fargo will exchange 4,600,000 shares of its common stock for 100% of the stock of First Place, and First Place will become a wholly owned subsidiary of Wells Fargo.

         Consummation of the merger is subject to the satisfaction of various conditions, including approval of the merger and the Agreement and Plan of Reorganization by the shareholders of First Place, receipt of all requisite governmental and regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System, and certain other customary conditions.

         Additional information regarding the merger is set forth in the Press Release of First Place and Wells Fargo and the Agreement and Plan of Reorganization, copies of which are filed with this Report and incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits - The following materials are filed as exhibits to this Current Report on Form 8-K:

                  Exhibit 2.1 Agreement and Plan of Reorganization, dated August 4, 1999, by and between First Place Financial Corporation and Wells Fargo & Company.

                  Exhibit 99.1 Press release, dated August 4, 1999, titled "Wells Fargo, First Place Financial Corporation Announce
                                           Definitive Acquisition Agreement."




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  FIRST PLACE FINANCIAL CORPORATION
                                  (Registrant)


Date: August 5, 1999              By: /s/ James D. Rose
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                                  Name:    James D. Rose
                                  Title:   President and Chief Operating Officer